Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
SECOND QUARTER OF FISCAL 2022

Delivers strong profitability and over $1 billion in free cash flow

BOISE, Idaho, March 29, 2022 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its second quarter of fiscal 2022, which ended March 3, 2022.

Fiscal Q2 2022 highlights
•Revenue of $7.79 billion versus $7.69 billion for the prior quarter and $6.24 billion for the same period last year
•GAAP net income of $2.26 billion, or $2.00 per diluted share
•Non-GAAP net income of $2.44 billion, or $2.14 per diluted share
•Operating cash flow of $3.63 billion versus $3.94 billion for the prior quarter and $3.06 billion for the same period last year

“Micron’s excellent second quarter results exceeded the high end of our guidance for both revenue and margin, reflecting our strong execution,” said Micron Technology President and CEO Sanjay Mehrotra. “We’re leading the industry in technology across DRAM and NAND, and our product portfolio momentum is accelerating. With outstanding first half results, Micron is on track to deliver record revenue and robust profitability in fiscal 2022.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ2-22	FQ1-22	FQ2-21	FQ2-22	FQ1-22	FQ2-21

Revenue	$7,786	$7,687	$6,236	$7,786	$7,687	$6,236
Gross margin	3,676	3,565	1,649	3,724	3,616	2,054
percent of revenue	47.2%	46.4%	26.4%	47.8%	47.0%	32.9%
Operating expenses	1,130	934	986	974	891	797
Operating income	2,546	2,631	663	2,750	2,725	1,257
percent of revenue	32.7%	34.2%	10.6%	35.3%	35.4%	20.2%
Net income	2,263	2,306	603	2,444	2,471	1,128
Diluted earnings per share	2.00	2.04	0.53	2.14	2.16	0.98

Investments in capital expenditures, net(2) were $2.60 billion for the second quarter of 2022, which resulted in adjusted free cash flow(2) of $1.03 billion. Micron repurchased approximately 4.8 million shares of its common stock for $408 million during the second quarter of fiscal 2022 and ended the quarter with cash, marketable investments, and restricted cash of $11.95 billion, for a net cash(2) position of $4.87 billion.

On March 29, 2022, our Board of Directors declared a quarterly dividend of $0.10 per share, payable in cash on April 26, 2022, to shareholders of record as of the close of business on April 11, 2022.

Business Outlook

The following table presents Micron’s guidance for the third quarter of 2022:

FQ3-22	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$8.7 billion ± $200 million	$8.7 billion ± $200 million
Gross margin	47.0% ± 1%	48.0% ± 1%
Operating expenses	$1.13 billion ± $25 million	$1.05 billion ± $25 million
Diluted earnings per share	$2.33 ± $0.10	$2.46 ± $0.10

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Tuesday, March 29, 2022 at 2:30 p.m. Mountain time to discuss its second quarter financial results and provide forward-looking guidance for its third quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

Investor Day 2022

Micron will host an Investor Day on Thursday, May 12, 2022, from 8:30 a.m. – 12:30 p.m. Pacific time in San Francisco. For details and to complete registration, please visit investorday.micron.com. Please note, due to limited seating, registration for in-person attendance will be subject to confirmation.

Live webcast and subsequent replays of presentations will be accessible from Micron’s Investor Relations website at investors.micron.com.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2022 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, net cash, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	2nd Qtr.	1st Qtr.	2nd Qtr.	Six months ended
	March 3, 2022	December 2, 2021	March 4, 2021	March 3, 2022	March 4, 2021

Revenue	$7,786	$7,687	$6,236	$15,473	$12,009
Cost of goods sold	4,110	4,122	4,587	8,232	8,624
Gross margin	3,676	3,565	1,649	7,241	3,385

Research and development	792	712	641	1,504	1,288
Selling, general, and administrative	263	259	214	522	428
Restructure and asset impairments	5	38	5	43	13
Other operating (income) expense, net	70	(75)	126	(5)	127
Operating income	2,546	2,631	663	5,177	1,529

Interest income	12	10	10	22	20
Interest expense	(55)	(45)	(42)	(100)	(90)
Other non-operating income (expense), net	6	(75)	4	(69)	17
	2,509	2,521	635	5,030	1,476

Income tax (provision) benefit	(255)	(219)	(48)	(474)	(99)
Equity in net income (loss) of equity method investees	9	4	16	13	29
Net income	$2,263	$2,306	$603	$4,569	$1,406

Earnings per share
Basic	$2.02	$2.06	$0.54	$4.08	$1.26
Diluted	2.00	2.04	0.53	4.04	1.23

Number of shares used in per share calculations
Basic	1,119	1,119	1,120	1,119	1,118
Diluted	1,130	1,130	1,144	1,130	1,139

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	March 3, 2022	December 2, 2021	September 2, 2021

Assets
Cash and equivalents	$9,116	$8,680	$7,763
Short-term investments	1,006	900	870
Receivables	5,384	5,250	5,311
Inventories	5,383	4,827	4,487
Assets held for sale	13	13	974
Other current assets	600	521	502
Total current assets	21,502	20,191	19,907
Long-term marketable investments	1,717	1,817	1,765
Property, plant, and equipment	36,171	35,155	33,213
Operating lease right-of-use assets	587	574	551
Intangible assets	414	347	349
Deferred tax assets	762	746	782
Goodwill	1,228	1,228	1,228
Other noncurrent assets	1,315	1,188	1,054
Total assets	$63,696	$61,246	$58,849

Liabilities and equity
Accounts payable and accrued expenses	$5,650	$5,470	$5,325
Current debt	123	118	155
Other current liabilities	1,145	924	944
Total current liabilities	6,918	6,512	6,424
Long-term debt	6,953	6,904	6,621
Noncurrent operating lease liabilities	535	523	504
Noncurrent unearned government incentives	704	767	808
Other noncurrent liabilities	741	632	559
Total liabilities	15,851	15,338	14,916

Commitments and contingencies

Shareholders’ equity
Common stock	122	122	122
Additional capital	9,816	9,564	9,453
Retained earnings	43,407	41,267	39,051
Treasury stock	(5,362)	(4,954)	(4,695)
Accumulated other comprehensive income (loss)	(138)	(91)	2
Total equity	47,845	45,908	43,933
Total liabilities and equity	$63,696	$61,246	$58,849

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Six months ended	March 3, 2022	March 4, 2021

Cash flows from operating activities
Net income	$4,569	$1,406
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense and amortization of intangible assets	3,413	3,036
Stock-based compensation	247	189
(Gain) loss on debt repurchases and conversions	83	—
Change in operating assets and liabilities
Receivables	(44)	533
Inventories	(900)	629
Accounts payable and accrued expenses	107	(777)
Other	91	8
Net cash provided by operating activities	7,566	5,024

Cash flows from investing activities
Expenditures for property, plant, and equipment	(5,876)	(5,756)
Purchases of available-for-sale securities	(922)	(1,349)
Proceeds from sale of Lehi, Utah fab	893	—
Proceeds from maturities of available-for-sale securities	631	746
Proceeds from sales of available-for-sale securities	172	178
Proceeds from government incentives	66	176
Other	(140)	31
Net cash provided by (used for) investing activities	(5,176)	(5,974)

Cash flows from financing activities
Repayments of debt	(1,981)	(103)
Repurchases of common stock - repurchase program	(667)	—
Payments of dividends to shareholders	(224)	—
Repurchases of common stock - withholdings on employee equity awards	(112)	(78)
Payments on equipment purchase contracts	(105)	(123)
Proceeds from issuance of debt	2,000	—
Other	110	95
Net cash provided by (used for) financing activities	(979)	(209)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(16)	43

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,395	(1,116)
Cash, cash equivalents, and restricted cash at beginning of period	7,829	7,690
Cash, cash equivalents, and restricted cash at end of period	$9,224	$6,574

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Lehi, Utah Fab and 3D XPoint

In the second quarter of 2021, we updated our portfolio strategy to further strengthen our focus on memory and storage innovations for the data center market. In connection therewith, we determined that there was insufficient market validation to justify the ongoing investments required to commercialize 3D XPoint at scale. Accordingly, we ceased development of 3D XPoint technology and engaged in discussions with potential buyers for the sale of our facility located in Lehi that was dedicated to 3D XPoint production. As a result, we classified the property, plant, and equipment as held for sale and ceased depreciating the assets. On June 30, 2021, we announced a definitive agreement to sell our Lehi facility to Texas Instruments Incorporated (“TI”) and closed the sale on October 22, 2021.

In the first quarter of 2022, we received $893 million from TI for the sale of the Lehi facility and disposed of $918 million of net assets, consisting primarily of property, plant, and equipment of $921 million; $55 million of other assets, consisting primarily of a receivable for reimbursement of property taxes, equipment spare parts, and raw materials; and $58 million of liabilities, consisting primarily of a finance lease obligation. As a result of the disposition of the Lehi facility, we recognized a loss of $23 million included in restructure and asset impairments in the first quarter of 2022.

In the third quarter of 2021, we recognized a charge of $435 million included in restructure and asset impairments in connection with the definitive agreement with TI (and a tax benefit of $104 million included in income tax (provision) benefit) to write down the assets held for sale to the expected consideration, net of estimated selling costs. In the second quarter of 2021, we also recognized a charge of $49 million in cost of goods sold to write down 3D XPoint inventory in connection with our decision to cease further development of this technology.

Debt Activity

On November 1, 2021, we issued in a public offering $1.00 billion in principal amount of 2.703% senior notes due 2032 (green bonds), $500 million in principal amount of 3.366% senior notes due 2041, and $500 million in principal amount of 3.477% senior notes due 2051, and received aggregate net proceeds of $1.99 billion.

On November 17, 2021, we redeemed $1.25 billion in principal amount of our 2.497% senior notes due 2023 and $600 million in principal amount of our 4.640% senior notes due 2024 for $1.93 billion in cash and recognized a non-operating loss of $83 million.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	2nd Qtr.	1st Qtr.	2nd Qtr.
	March 3, 2022	December 2, 2021	March 4, 2021

GAAP gross margin	$3,676	$3,565	$1,649
Stock-based compensation	44	43	57
Inventory accounting policy change to FIFO	—	—	133
Change in inventory cost absorption	—	—	160
3D XPoint inventory write-down	—	—	49
Other	4	8	6
Non-GAAP gross margin	$3,724	$3,616	$2,054

GAAP operating expenses	$1,130	$934	$986
Stock-based compensation	(75)	(73)	(55)
Patent license charges	—	—	(128)
Restructure and asset impairments	(5)	(38)	(5)
Other	(76)	68	(1)
Non-GAAP operating expenses	$974	$891	$797

GAAP operating income	$2,546	$2,631	$663
Stock-based compensation	119	116	112
Inventory accounting policy change to FIFO	—	—	133
Change in inventory cost absorption	—	—	160
3D XPoint inventory write-down	—	—	49
Patent license charges	—	—	128
Restructure and asset impairments	5	38	5
Other	80	(60)	7
Non-GAAP operating income	$2,750	$2,725	$1,257

GAAP net income	$2,263	$2,306	$603
Stock-based compensation	119	116	112
Inventory accounting policy change to FIFO	—	—	133
Change in inventory cost absorption	—	—	160
3D XPoint inventory write-down	—	—	49
Patent license charges	—	—	128
Restructure and asset impairments	5	38	5
Amortization of debt discount and other costs	8	9	8
(Gain) loss on debt repurchases and conversions	—	83	—
Other	80	(60)	7
Estimated tax effects of above and other tax adjustments	(31)	(21)	(77)
Non-GAAP net income	$2,444	$2,471	$1,128

GAAP weighted-average common shares outstanding - Diluted	1,130	1,130	1,144
Adjustment for stock-based compensation	13	11	10
Non-GAAP weighted-average common shares outstanding - Diluted	1,143	1,141	1,154

GAAP diluted earnings per share	$2.00	$2.04	$0.53
Effects of the above adjustments	0.14	0.12	0.45
Non-GAAP diluted earnings per share	$2.14	$2.16	$0.98

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	2nd Qtr.	1st Qtr.	2nd Qtr.
	March 3, 2022	December 2, 2021	March 4, 2021

GAAP net cash provided by operating activities	$3,628	$3,938	$3,057

Expenditures for property, plant, and equipment	(2,611)	(3,265)	(3,018)
Proceeds from sales of property, plant, and equipment	27	21	18
Payments on equipment purchase contracts	(27)	(78)	(26)
Amounts funded by partners	11	55	143
Investments in capital expenditures, net	(2,600)	(3,267)	(2,883)
Adjusted free cash flow	$1,028	$671	$174

As of	March 3, 2022	December 2, 2021	September 2, 2021

Cash and short-term investments	$10,122	$9,580	$8,633
Current and noncurrent restricted cash	108	83	66
Long-term marketable investments	1,717	1,817	1,765
Current and long-term debt	(7,076)	(7,022)	(6,776)
Net cash	$4,871	$4,458	$3,688

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Employee severance;
•Gains and losses from settlements and patent license charges;
•Restructure and asset impairments;
•Amortization of debt discount and other costs;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities;
•Initial impact of inventory accounting policy change to FIFO and change in inventory cost absorption in the second quarter of 2021; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ3-22	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$8.7 billion ± $200 million	—		$8.7 billion ± $200 million
Gross margin	47.0% ± 1%	1%	A	48.0% ± 1%
Operating expenses	$1.13 billion ± $25 million	$80 million	B	$1.05 billion ± $25 million
Diluted earnings per share(1)	$2.33 ± $0.10	$0.13	A, B, C	$2.46 ± $0.10

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$56
A	Other – cost of goods sold	5
B	Stock-based compensation – research and development	47
B	Stock-based compensation – sales, general, and administrative	33
C	Tax effects of the above items and other tax adjustments	1
		$142

(1)GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.